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                                                                      EXHIBIT 16

                    [STRALEY, ILSLEY & LAMP P.C. LETTERHEAD]


                                 March 29, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 8 of Form 10-KSB dated March 30, 2001 of First Federal of Northern Michigan and we are not in disagreement with the statements as reported in Item 8 as contained on Page 25 of the above referenced Form 10-KSB therein.

                                   Sincerely,

                                   /s/ Straley, Ilsley & Lamp P.C.

                                   Straley, Ilsley & Lamp P.C.